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                                                                    EXHIBIT 23.3

                         [LETTERHEAD OF UBS WARBURG LLC]





The Board of Directors
RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, Missouri 63103

Members of the Board:

We hereby consent to the inclusion of our opinion letter as Appendix C to, and to the reference thereto under the caption "SUMMARY -- Opinion of RightCHOICE's Financial Advisor" and "THE MERGER -- Opinion of RightCHOICE's Financial Advisor" in, the Proxy Statement/Prospectus of RightCHOICE Managed Care,
Inc. ("RightCHOICE") and WellPoint Health Networks Inc. ("WellPoint") relating to the proposed merger involving RightCHOICE and WellPoint, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of WellPoint. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            /s/ UBS WARBURG LLC
                                            ------------------------------------
                                            UBS WARBURG LLC

New York, New York
November 14, 2001